                                                                     Exhibit 21

                       SUNRISE MEDICAL INC. AND SUBSIDIARIES

                                List of Subsidiaries

                                                                Ownership
            Name of Subsidiary                Incorporation         %
------------------------------------------ -------------------- ----------

Sunrise Medical CCG Inc.                   Wisconsin                  100%
Sunrise Medical HHG Inc.                   California                 100%
DynaVox Systems, Inc.                      Pennsylvania               100%
SunMed Finance Inc.                        Delaware                   100%
Sunrise Medical Canada Inc.                Canada                     100%
Sunrise Medical Holdings B.V.              Netherlands                100%
     Norsk Rehab AS                        Norway                     100%
     Sopur Medizintechnik GmbH             Germany                    100%
     Sunrise Medical B.V.                  Netherlands                100%
     Sunrise Medical S.A.                  France                     100%
          DeVilbiss Medical France S.A.    France                     100%
          SCI La Planche S.A.              France                     100%
     Sunrise Medical S.L.                  Spain                      100%
     Sunrise Medical S.r.l.                Italy                      100%
Sunrise Medical Ltd.                       United Kingdom             100%
     Parker Bath Ltd.                      United Kingdom             100%
     DeVelbiss Mediquip Ltd.               United Kingdom             100%
Sunrise Medical A.G.                       Switzerland                100%
Vitactiv AB                                Sweden                     100%
Sunrise Medical Pty Ltd.                   Australia                  100%
Sunrise Medical Technologias S.A. de C.V.  Mexico                     100%

----------------------

Each corporation is the parent of those indented beneath it.

We have omitted from the list sixteen foreign and three domestic subsidiaries. None of the omitted companies individually or in the aggregate is a significant subsidiary.